EXHIBIT 23.2


                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                              232A ROYAL PALM WAY
                             PALM BEACH, FL   33480
STEPHEN H. DURLAND        (561) 822-9995 * FAX 822-9942              MEMBERS OF:
-----------------                                      FLORIDA INSTITUTE OF CPAS
ALSO CERTIFIED IN CA, CO, GA, LA
MA, MD, MS, NC, NJ, NY, SC, TX, WI



SD Products Corp.
Atlanta, GA


INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement of SD Products Corp., on Form SB-1 of our report dated December 20, 2000, on the financial statements of the company, and for the year then ended included in the Company's 2001 Annual Report on Form 10-KSB.



                                               /s/ Durland & Company, CPAs, P.A.
                                                   Durland & Company, CPAs, P.A.

Palm Beach, Florida
December 28, 2001